Exhibit 99.2

Investor Presentation January 2019

DISCLAIMER This investor presentation (“Investor Presentation”) is for informational purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any equity, debt or other financial instruments of Haymaker Acquisition Corp. (“Haymaker”) or OneSpaWorld (“OSW”) or any of OSW or Haymaker’s affiliates’ securities (as such term is defined under the U.S. federal securities laws). This Investor Presentation has been prepared to assist interested parties in making their own evaluation with respect to the proposed business combination of OSW and Haymaker (the “Business Combination”), as contemplated in that certain Business Combination Agreement, dated as of November 1, 2018, as amended from time to time (the “Transaction Agreement”), and for no other purpose. A copy of the Transaction Agreement was attached as Exhibit 2.1 to Haymaker’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 1, 2018, and a copy of Amendment No. 1 to Business Combination Agreement, dated as of January 7, 2019, was attached as Exhibit 2.1 to Haymaker’s Current Report on Form 8-K filed with the SEC on January 8, 2019. The information contained herein does not purport to be all-inclusive. The data contained herein is derived from various internal and external sources. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections, modeling or any other information contained herein. All levels, prices and spreads are historical and do not represent current market levels, prices or spreads, some or all of which may have changed since the issuance of this document. Any data on past performance, modeling contained herein is not an indication as to future performance. OSW and Haymaker assume no obligation to update the information in this Investor Presentation. Neither OSW nor Haymaker accepts any liability whatsoever for any losses arising from the use of this Investor Presentation or reliance on the information contained herein. Nothing herein shall be deemed to constitute investment, legal, tax, financial, accounting or other advice. This Investor Presentation is being provided for use only by the intended recipient. The information contained herein may not be reproduced or distributed in any format, in whole or in part, without the prior written consent of OSW and Haymaker. The distribution of this Investor Presentation may also be restricted by law and persons into whose possession this Investor Presentation comes should inform themselves about and observe any such restrictions. The recipient acknowledges that it is familiar with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and that recipient will neither use, nor cause any third party to use, this Investor Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10b-5 thereunder. No representation or warranty (whether expressed or implied) has been made by Haymaker, OSW or any of their respective affiliates with respect to the matters set forth in this Investor Presentation, and the recipient disclaims any such representation or warranty. Use of Projections This Investor Presentation contains financial forecasts, including with respect to estimated revenues, net income, Adjusted Net Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Unlevered After-Tax Free Cash Flow, Levered After-Tax Free Cash Flow, and Unlevered After-Tax Free Cash Flow Conversion, for OSW fiscal years 2018 to 2020. Neither OSW’s independent auditors, nor the independent registered public accounting firm of Haymaker, audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this Investor Presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Investor Presentation. These projections should not be relied upon as being necessarily indicative of future results. In this Investor Presentation, certain of the above-mentioned estimated information has been repeated (subject to the qualifications presented herein), for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of OSW, Haymaker or the combined company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this Investor Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. 1

DISCLAIMER (CONT’D) Forward-Looking Statements This Investor Presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the businesses of Haymaker, OSW and OneSpaWorld Holdings Limited (“OSW Holdings”) may differ from their actual results and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance including projected financial information (which is not audited or reviewed by auditors) and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction, and the timing of the completion of the proposed transaction. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of Haymaker, OSW and OSW Holdings, and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction Agreement, (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Transaction Agreement and the transactions contemplated therein; (3) the inability to complete the proposed transaction, including due to failure to obtain approval of the stockholders of Haymaker or other conditions to closing in the Transaction Agreement; (4) the occurrence of any event, change, or other circumstance that could give rise to the termination of the Transaction Agreement or could otherwise cause the transaction to fail to close; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed transaction; (6) the inability to obtain or maintain the listing of the post-acquisition company’s common shares on Nasdaq following the proposed transaction; (7) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the proposed transaction; (8) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the proposed transaction; (10) changes in applicable laws or regulations; (11) the demand for OSW’s and the combined company’s services together with the possibility that OSW or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties included in (x) the “Risk Factors” sections of the most recent Annual Report on Form 10-K filed with the SEC by Haymaker and the Registration Statement on Form S-4 filed with the SEC by OSW Holdings and (y) other documents filed or to be filed with the SEC by Haymaker and OSW Holdings. The foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Haymaker, OSW, and OSW Holdings do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based. Industry and Market Data In this Investor Presentation, OSW relies on and refers to information and statistics regarding market shares in the sectors in which it competes and other industry data. OSW obtained this information and statistics from third-party sources believed to be reliable, including reports by market research firms. OSW has supplemented this information where necessary with information from discussions with its customers and its own internal estimates, taking into account publicly available information about other industry participants and its management’s best view as to information that is not publicly available. Neither OSW nor Haymaker has independently verified the accuracy or completeness of any such third-party information. 2

DISCLAIMER (CONT’D) Use of Non-GAAP Financial Measures This Investor Presentation includes non-GAAP financial measures for OSW which do not conform to SEC Regulation S-X in that it includes financial information (such as EBITDA, Adjusted EBITDA, Adjusted Net Income, Unlevered After-Tax Free Cash Flow, Levered After-Tax Free Cash Flow, and Unlevered After-Tax Free Cash Flow Conversion) not derived in accordance with U.S. GAAP. Accordingly, such information and data is adjusted and presented differently in the preliminary proxy statement/prospectus on Form S-4 initially filed by OSW Holdings on November 13, 2018, as amended from time to time (the “Registration Statement”). OSW believes that the presentation of non-GAAP measures provides information that is useful to investors as it indicates more clearly the ability of OSW to meet capital expenditure and working capital requirements and provides an additional tool for investors to use in evaluating ongoing operating results and trends. You should review OSW’s audited and interim financial statements, which are included in the Registration Statement, and not rely on any single financial measure to evaluate their respective businesses. Other companies may calculate EBITDA, Adjusted EBITDA, Adjusted Net Income, Unlevered After-Tax Free Cash Flow, Levered After-Tax Free Cash Flow, Unlevered After-Tax Free Cash Flow Conversion and other non-GAAP measures differently, and therefore OSW’s respective EBITDA, Adjusted EBITDA, Adjusted Net Income, Unlevered After-Tax Free Cash Flow, Levered After-Tax Free Cash Flow, Unlevered After-Tax Free Cash Flow Conversion and other non-GAAP measures may not be directly comparable to similarly titled measures of other companies. Additional Information On November 13, 2018, OSW Holdings initially filed the Registration Statement with the SEC, and has subsequently filed amendments thereto. The Registration Statement includes a preliminary prospectus with respect to the securities OSW Holdings will issue in connection with the Business Combination and a preliminary proxy statement of Haymaker in connection with the Business Combination. Haymaker will mail a definitive proxy statement/prospectus and other relevant documents to its stockholders. Investors and security holders of Haymaker are advised to read the proxy statement/prospectus in connection with Haymaker’s solicitation of proxies for its special meeting of stockholders to be held to approve the Business Combination (and related matters) because the proxy statement/prospectus will contain important information about the Business Combination and the parties to the Business Combination. The Registration Statement has not yet been declared effective by the SEC. The definitive proxy statement/prospectus will be mailed to stockholders of Haymaker as of a record date to be established for voting on the Business Combination. Stockholders will also be able to obtain copies of the proxy statement/prospectus, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Haymaker Acquisition Corp., 650 Fifth Avenue, Floor 10, New York, New York 10019. This Investor Presentation shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. Participants in the Solicitation Haymaker, the Seller Representative (as defined in the Transaction Agreement), OSW Holdings, and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Haymaker’s stockholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of Haymaker’s directors and officers in Haymaker’s filings with the SEC, including Haymaker’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on March 30, 2018, and the Registration Statement filed by OSW Holdings, which includes the proxy statement of Haymaker for the Business Combination. 3

ONESPAWORLD
AT SEA. ON LAND.

TODAY'S PARTICIPANTS

ONESPAWORLD



Leonard Fluxman
Executive Chairman

- Served as President and CEO from 2001 to 2016
- Served as President and COO from 1999 to 2000 and as COO and CFO from 1995 to 1998
- Joined Steiner Leisure in 1994 with acquisition of Coiffeur Transocean



Glenn Fusfield
President & CEO

- Served in President and COO roles since 2001, promoted to CEO in 2016
- Joined OSW in 2000 as SVP of Group Operations
- Previously worked at Carnival Cruise Lines for 12 years as VP of Hotel Operations where he was responsible for driving onboard revenue and overseeing Carnival's in-house spa operations



Stephen Lazarus
CFO & COO

- Served as CFO and COO of Steiner Leisure since 2015
- Served as CFO; EVP and SVP of Steiner Leisure from 2003 to 2014
- Previously with Rayovac Corporation from 1998 to 2003 and Duracell from 1990 to 1998, serving in multiple finance and business roles

HAYMAKER



Steven J. Heyer
CEO & Executive Chairman

- Former CEO of Starwood Hotels & Resorts Worldwide
- Former President and COO of The Coca-Cola Company
- Former President and COO of Turner Broadcasting System (Member of AOL Time Warner's Operating Committee)
- Former President and COO of Young & Rubicam Advertising
- Former SVP and Managing Partner of Booz Allen & Hamilton, led worldwide marketing practice



Andrew R. Heyer
President & Director

- CEO and Founder of Mistral Equity Partners
- Founding Managing Partner of Trimaran Capital Partners
- Former Vice Chairman of CIBC World Markets Corp.
- Founder and Former Managing Director of the Argosy Group
- Previously a Managing Director at Drexel Burnham Lambert Incorporated

4

COMPELLING SHAREHOLDER PROPOSITION: HIGHLY VISIBLE AND PREDICTABLE GROWTH OPERATES AT THE INTERSECTION OF THE HIGHLY ATTRACTIVE HEALTH AND WELLNESS AND TRAVEL LEISURE INDUSTRIES Secular Growth Un- Dominant “Amazon-able” Market Share Asset-Light Differentiated & Tax Business Advantaged Model Variable Long Term Cost Structure Entrenched with Minimal Partnerships Marketing Spend Unmatched Revenue Visibility 5

PREEMINENT GLOBAL HEALTH & WELLNESS SERVICES COMPANY

ONESPAWORLD
AT SEA. ON LAND.



- UNDISPUTED LEADER IN A HIGHLY ATTRACTIVE INDUSTRY
- GLOBAL MEGATRENDS DRIVING ROBUST SECTOR GROWTH
- COMPLEX BUSINESS MODEL WHICH CANNOT BE REPLICATED
- HIGHLY VISIBLE, UNIQUELY PREDICTABLE GROWTH
- EARLY INNINGS OF GENERATIONAL GROWTH IN ASIA
- UNPRECEDENTED AFTER-TAX FREE CASH FLOW CONVERSION

Financial Highlights

161 SHIPS	**>80%** MARKET SHARE AT SEA[1]	**~10x** NEXT LARGEST SEA COMPETITOR
67 RESORTS	**~$56M** 2018E Adj. EBITDA	**~90%** UNLEVERED AFTER-TAX FREE CASH FLOW CONVERSION[2]

Note: Ship count and resort count as of September 30, 2018.

1. *Outsourced health and wellness market, as of December 31, 2017.*
2. *Unlevered After-Tax Free Cash Flow Conversion is calculated as Adjusted EBITDA less Capital Expenditures and Provision for Income Taxes, divided by Adjusted EBITDA.*

6

OVER 20 CONSECUTIVE YEARS OF GLOBAL PASSENGER GROWTH The global cruise industry has proven resilient through recessions, with passenger counts growing consistently for more than 20 years Global Cruise Ship Passengers (M) Recession Recession 28.0 26.7 25.2 23.1 21.3 22.3 20.5 20.9 19.1 17.8 17.2 16.6 15.9 13.9 14.8 12.6 11.5 9.6 9.9 8.4 7.8 7.1 6.3 6.6 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018P Sources: CLIA, Cruise Industry News, Management. Note: CLIA changed methodology for calculating passenger volume as of 2009, therefore consistent data for non-CLIA member cruise lines is 7 unavailable prior to 2009. All passenger figures prior to 2009 are extrapolated by indexing CLIA-reported statistics to 2009 total of 17.8M.

ONESPAWORLD
AT SEA. ON LAND.

ONESPAWORLD IS A "CATEGORY OF ONE"

OneSpaWorld is the undisputed leader in maritime health and wellness services with 84% market share and unmatched global capabilities


Others
#2 Player
7%
9%
84%
MARKET SHARE
(AND GROWING)

- Undisputed Global Leader for Over 50 Years
- ~10x Next Largest Competitor
- Contracts with Almost Every Major Cruise Line that Outsources Its Health & Wellness Centers
- Ability to Reach a Captive Mass and Luxury Audience Globally
- Global Partner to the World's Most Prestigious Health & Wellness Brands
- 78% Market Share in Rapidly Growing Asian Cruise Market

Note: Market Share by Daily Passenger Capacity as of 12/31/2017. Based on addressable market of outsourced health and wellness providers.
Source: Cruise Industry News 2017-2018 Annual Report.

8

LONG-TERM PARTNERSHIPS WITH THE LARGEST AND MOST REPUTABLE CRUISE LINES 20+ ~95% 5 Long-Term C-Level Relationships Across OSW’s Entire Fleet Cruise Line YEARS AVERAGE HISTORICAL YEAR AVERAGE Relationship Total Ships OSW Ships Banner CRUISE LINE CONTRACT CONTRACT RELATIONSHIP HISTORY RENEWAL RATE LIFE 27 Years 27 27 Operates on All Global Routes and All Ship Classes 27 Years 26 26 161 Ships 20 Years 17 17 Other Budget 21 Years 17 17 Asia Luxury Australia Premium 20 Years 14 14 Europe 20 Years 14 14 North America 16 Years 7 7 Contemporary 2017 2017 23 Years 9 9 Revenue by Ships by Geography1 Class 19 Years 6 6 Source: Cruise Industry News. Note: Ship count per Cruise Industry News 2017/2018 Annual Report, adjusted to reflect two total ships from Royal Caribbean and Princess which have changed banners since publication. 9 1. Revenue at sea only.

REVENUE SHARING CONTRACTS OFFER COMPELLING VALUE FOR OSW & CRUISE LINE PARTNERS ALIKE ONBOARD SALE OF HEALTH $ AND WELLNESS PRODUCTS $ AND SERVICES Cruise Line Partners Responsibility Responsibility Design state-of-the-art centers Fund multi-million dollar buildout train and manage the world’s largest Recruit, Dependably fill ships with captive audience onboard staff Market OSW’s onboard services Offer comprehensive and innovative services Curate exclusive selection of products Benefits Benefits Asset-light Maximized revenue yield Access to large captive audience No operating expense Exclusive provider Superior guest experience REVENUE SHARING ALIGNS INCENTIVES CRUISE LINES ARE ECONOMIC PARTNERS, NOT FIXED-RENT LANDLORDS 10

COMPREHENSIVE SERVICES AND CURATED BRANDS SOLD TO AN ATTRACTIVE CAPTIVE AUDIENCE

ONESPAWORLD
AT SEA. ON LAND.

Unmatched Service and Product Breadth Onboard

- SPA & BEAUTY SERVICES
- MEDI-SPA
- FITNESS
- HEALTH
- NUTRITION
- MIND-BODY
- SPIRITUAL

Broad Offering of Leading Brands

ELEMIS*
Good Feet*
INSTITUTE KÉRASTASE
WELLA
TECHNOGYM
ideal image ocean*
BOTOX
coolsculpting
Dysport* abobotulinumtoxinA
GO SMILE* SMILE WHITENING SYSTEM
thermage*
Restylane* Natural beauty from within

Cruise Passengers are an Attractive Demographic

$114,000
AVERAGE INCOME

49 YEARS OLD

84% MARRIED

69% COLLEGE EDUCATED

2.3 CRUISES EVERY 3 YEARS

REVENUE MIX (1)

75% SERVICES

25% RETAIL

~20M ANNUAL CAPTIVE AUDIENCE

~$230 AVERAGE GUEST SPEND

Sources: CLIA, Cruise Industry News.
Note: Asterisk indicates brand is exclusive to OneSpaWorld at sea. OSW has exclusive distribution rights to Thermage onboard vessels from non-Chinese cruise lines.
1. For fiscal year 2017.

11

GLOBAL CRUISE OPERATIONS ARE HIGHLY COMPLEX Global Passenger Cruise Routes WELCOMED 20M VISITED EMBARKED ON PASSENGERS AT OVER 1,175 7,875 161 GLOBAL PORTS PORTS OF VOYAGES In 2017, OF CALL EMBARKATION OneSpaWorld: MADE PLACED SENT STAFF ON OVER 2,165 16,408 7,800 MANAGEMENT VISITS PURCHASE ORDERS FLIGHTS TO SHIPS IN PORT TO VENDORS GLOBALLY 12 Source: MarineTraffic.com.

THE ONLY PLATFORM WITH THE PROCESSES AND INFRASTRUCTURE NECESSARY TO MANAGE THE COMPLEXITY Back-End Platform & Know-How Front-End Platform & Know-How Global Recruiting, Training Yield and Revenue Management and Human Logistics Exceptional Pre- Through Product Supply Chain Post-Cruise Experience Exclusive Relationships wi acility Design Expertise Global Bra Trend Identification and Global Maritime Law Compliance Innovation of Health & Wellness Products and Services END-TO-END PLATFORM DIFFICULT TO REPLICATE AT SCALE 13

INDUSTRY-LEADING GLOBAL RECRUITING AND TRAINING PLATFORM

ONESPAWORLD
AT SEA. ON LAND.

Program Overview

~$5M
ANNUAL INVESTMENT

56
PLATFORM STAFF

- **2-6 WEEKS** — Training in Modality of Expertise
- **3 WEEKS** — Fitness Boot Camp Training
- **2 WEEKS** — Management Training





3,000 Professionals from All Over the World

9 TRAINING FACILITIES ACROSS THE GLOBE	**86** NATIONALITIES	**27** LANGUAGES SPOKEN
130+ H&W CENTER MANAGERS TRAINED PER YEAR	**2,000+** PROFESSIONALS TRAINED PER YEAR	**90+** NEW STAFF COMMISSIONED PER WEEK

Global Training Platform



Los Angeles | Miami | Montego Bay | London | Johannesburg | Hyderabad | Shanghai | Sydney | Manila

INDUSTRY LEADING TRAINING IS INTEGRAL TO OSW'S MARKET DOMINANCE AND IS IMPOSSIBLE TO REPLICATE GIVEN SCALE AND UPFRONT INVESTMENT REQUIRED

14

INTERNALLY DEVELOPED SENIOR MANAGEMENT TEAM WITH SIGNIFICANT INDUSTRY EXPERIENCE

ONESPAWORLD
AT SEA. ON LAND.

		OSW Exp.	Industry Exp.	Experience
	**Leonard Fluxman** Executive Chairman	24	31	▪ Served as President and CEO from 2001 to 2016 ▪ Served as President and COO from 1999 to 2000 and as COO and CFO from 1995 to 1998 ▪ Joined Steiner Leisure in 1994 with acquisition of Coiffeur Transocean
	**Glenn Fusfield** President & CEO	18	31	▪ Served in President and COO roles since 2001, promoted to CEO in early 2016 ▪ Joined OSW in 2000 as SVP of Group Operations ▪ Previously worked at Carnival Cruise Lines for 12 years as VP of Hotel Operations, responsible for driving onboard revenue and overseeing Carnival's in-house spa operations
	**Stephen Lazarus** CFO & COO	16	16	▪ Served as CFO and COO of Steiner Leisure since 2015 ▪ Served as CFO; EVP and SVP of Steiner Leisure from 2003 to 2014 ▪ Previously with Rayovac Corporation from 1998 to 2003 and Duracell from 1990 to 1998, serving in multiple finance and business roles
	**Kyle Mendes** SVP, Finance & Business Intelligence	22	22	▪ Served as VP of Business Strategy since 2006, promoted to SVP in 2017 ▪ Director of Financial Analysis from 2001 to 2006 ▪ Joined OSW in 1996 as Network Administrator
	**Steven Bolitho** SVP, Operations	16	27	▪ Served as VP Operations since 2005, promoted to SVP Operations 2013 ▪ Joined OSW in 2001 as Director of Operations ▪ Previously worked with Carnival Cruise lines for 10 years as Vessel Hotel Director responsible for all hotel services and onboard revenue
	**Tim Dux** VP, Operations	13	19	▪ Promoted to VP Operations in 2013 ▪ Served as Director of Fitness operations from 2008-2010 and Director of Spa Operations from 2010 to 2013 ▪ Joined OSW in 2005 as Manager of Fitness Operations
	**Jesus Padilla** VP, Resort Spas	12	12	▪ Promoted to VP Resort Spas in 2015 ▪ Joined OSW in 2006 as Director of Finance and was promoted to Division Vice President of Finance in 2012

15

INDUSTRY OVERVIEW

GLOBAL MEGA TRENDS DRIVE ROBUST CRUISE SECTOR GROWTH

ONESPAWORLD
AT SEA. ON LAND.

Multiple Mega Trends Drive Positive Outlook

AGING GLOBAL POPULATIONS

+

PERSISTENT HEALTH & WELLNESS TRENDS

+

MILLENNIALS AROUND THE WORLD SEEKING EXPERIENCES

+

LONG-TERM EXPANSION IN ASIA

Robust Growth in Cruising Across All Geographies

Global Cruise Capacity Growth: 2015 – 2022P



CAGR '15 – '22P
6.7% CAGR
22M
35M
RoW
Asia
Europe
North America
6.0%
17.3%
6.8%
4.4%
2015
2022P

MULTIPLE LONG-TERM MEGA TRENDS UNDERLIE A COMPELLING OUTLOOK FOR CRUISE SECTOR GROWTH AND EXPANSION OF ONBOARD HEALTH AND WELLNESS CENTERS

Sources: Cruise Industry News. Note: Asia figure excludes Australia.

17

GLOBAL TRENDS DRIVE INCREASING INTEREST IN HEALTH & WELLNESS Global Wellness Trends Continue to Drive Interest Over Half of All Cruisers Are Interested in H&W Centers Global H&W Center Industry Sales ($BN) % of Cruisers 45% to 60% of cruisers are $104 interested or have participated in 40%—55% 100% $98 H&W centers during cruise $92 $87 $82 35%—50% ~10% Onboard Spa- Interested Uninterested All Cruisers 2016 2017P E 2018P 2019P 2020P Users Non-Spa Users Non-Spa Users Millennials Are More Focused on Health & Wellness Wellness Is Increasingly Important to Cruisers Millennial Non-Millennial Cruisers Actually Used Cruisers Consider Important Spa & Salon Services Enjoy Spa Treatments Sporting Facilities Consider Physical Appearance Casino & Gaming Very Important Health Club & Gym Exercise Regularly Specialty Restaurants 0% 20% 40% 60% 80% 0% 20% 40% 60% 18 Sources: Independent Consulting Studies, CLIA, Global Wellness Institute.

GROWTH PLAN

UNIQUELY VISIBLE AND PREDICTABLE GROWTH

ONESPAWORLD
AT SEA. ON LAND.

- **Growth Strategy Built on the Following Key Drivers:**

1. **Capture Highly Visible New Ship Growth with Current Cruise Line Partners**
   - Cruise capacity growth is highly visible and predictable, with published global order books reflecting 5+ years of growth
   - OSW's ~5-year, fleet-wide contracts entitle it to operate on new ships launched during the contract term
   - ~85% of 2020 maritime revenues from cruise line banners and resorts in OSW's current contract portfolio
2. **Expand Market Share By Adding New Potential Cruise Line Partners**
   - Room to continue to grow 80% market share in the outsourced maritime health and wellness market as evidenced by recent new contract wins with Celebrity Cruise Lines and others
3. **Continue Launching More Value-Added Services and Products**
4. **Focus on Enhancing Health and Wellness Center Productivity**
   - Increase pre-booking and pre-payment capture rate as pre-booked appointments yield ~60% more revenue than services booked onboard
   - Expand targeted marketing and promotion initiatives
   - Utilize technology to increase utilization and enhance service mix
   - Extend retail beyond the ship
5. **Selectively Expand Footprint at Destination Resorts**

20

OVER $4BN OF NEW CAPITAL INVESTED IN NEW CRUISE SHIPS EACH YEAR Global Capital Investment in Cruise Ships Since 20001 ($BN) $137 $133 $4 $126 $7 $115 $11 $106 $10 $96 $10 $86 $10 $77 $9 $71 $6 $65 $6 $61 $4 $57 $54 $3 $4 $49 $46 $4 $3 $39 $7 $34 $5 $29 $5 $24 $5 $20 $21 $3 $16 $1 $4 $13 $4 $9 $4 $4 $5 $4 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018P 2019P 2020P 2021P 2022P 2023P 2024P Cumulative Value since 2000 Value in Current Year Source: Cruise Industry News. 21 1. Indicates total reported build cost for ships delivered within the corresponding calendar year.

PREDICTABLE NEW SHIP ORDERBOOK Public Global Cruise Orderbook Outlines Future New Ships History of On-Time Cruise Ship Builds 2,500+ Berth Ships Delivered On-Time as of 2-Year Forward Order Book Orderbook in Ships and Berths (000s) Berths 2018 8 <1,000 1,000 – 2,999 3,000+ 8 Per Ship 2017 5 Long-Term 5 Ordered Orderbook Will Delivered On-Time Continue to Grow 2016 4 4 60.3 2015 4 Each 4 Block 4 is a 2014 4 Ship on 2 Order 2013 43.0 44.0 2 42.5 41.4 38.1 2012 2 2 2011 1 1 2010 4 4 2009 5 5 2008 7 7 2007 5 5 2019 2020 2021 2022 2023 2024+ New ALL RECENT NEW SHIPS HAVE BEEN DELIVERED Ships 24 24 22 19 12 21 ON-TIME SINCE 2007 22 Source: Cruise Industry News January 2019 Orderbook.

DEPENDABLE, CAPTIVE AUDIENCE OF HIGHLY ATTRACTIVE CONSUMERS Cruise Lines Consistently Fill Ships with Passengers Small Percentage of Passengers Needed to Drive Revenue Occupancy by Operator OSW Cruise Passenger H&W Center Participation Rate 110% 105% OSW ONLY NEEDS ~10% OF CRUISE AVERAGE CRUISE PASSENGERS IN ORDER TO MEET ITS INDUSTRY OCCUPANCY ~105% 100% REVENUE TARGETS Global Financial Crisis 95% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Carnival Corporation 11% 11% 11% 11% 11% 11% Royal Caribbean International Norwegian Cruise Lines Holdings 2013 2014 2015 2016 2017 2018 H&W Center Participation Rate 23 Source: CLIA, Cruise Industry News, SEC filings.

VISIBLE NEW SHIP GROWTH THROUGH EXISTING CRUISE LINE PARTNER PIPELINE Cruise Line Berths Market Azamara 690 Premium Norwegian Cruise Line 4,200 Contemporary 2018 Royal Caribbean 5,400 Contemporary 7 SHIPS Seabourn 604 Luxury Carnival 4,000 Contemporary 20,454 BERTHS Celebrity Cruises 2,900 Premium Holland America 2,660 Premium Carnival 4,200 Contemporary Costa 4,200 Contemporary 2019 Costa 5,200 Contemporary 7 SHIPS Norwegian Cruise Line 4,200 Contemporary Princess 3,600 Contemporary 26,500 BERTHS Royal Caribbean 4,100 Contemporary SAGA 1,000 Premium Carnival 5,000 Contemporary Costa 4,200 Contemporary Princess 3,600 Contemporary 2020 Royal Caribbean 4,100 Contemporary 9 SHIPS SAGA 1,000 Premium Silversea 596 Luxury 29,196 BERTHS Celebrity Cruises 2,900 Premium Virgin Cruises 2,800 Premium P&O 5,000 Premium 2021 2022 2023 6 SHIPS / 21,460 BERTHS 8 SHIPS / 26,100 BERTHS 5 SHIPS / 16,100 BERTHS ROBUST NEW SHIP PIPELINE WITH 35 NEW SHIPS REPRESENTS OVER ~119,000 NEW BERTHS COMING ONLINE FROM 2019—2023 24 Note: As of January 3, 2019.

EXCLUSIVE ACCESS TO A HIGHLY ATTRACTIVE GLOBAL CHANNEL SERVICE & PRODUCT FLEET ROLLOUT CATEGORY CREATION INNOVATION Pain Management Acupuncture Electro Acupuncture Cupping Posture & Gait Analysis Good Feet Arch Supports ~$50M Acupuncture 110 Vessels Physical Therapy Annual 1st Vessel 2005 By 2010 NormaTec Recovery Revenue Introduction of High Value Services Drives Revenue Growth Across Existing Footprint OSW Medi-Spa Rollout – Vessel Count by Year Service Brand(s) Avg. Spend 86 Cryolipolysis ~$2,500 Average 75 Spend 66 Injectables ~$500 55 62 Up To 47 Skin Tightening ~$2,800 10x-plus 34 Traditional 22 Fillers ~$1,200 Services 10 Bamboo Massage ~$160 2008 2009 2010 2011 2012 2013 2014 2015 2016 Acupuncture ~$150 25

CRUISE LINES ARE INCREASINGLY ALIGNED WITH US TO DRIVE ONBOARD REVENUE

ONESPAWORLD
AT SEA. ON LAND.

Cruise Lines Focus More and More on Onboard Spend…

Onboard Spend as % of Total Cruise Line Revenues[1]



29.0%
+480 bps
24.2%
2011
2017

>$2 BILLION INCREMENTAL SPEND

"…Cruise lines have turned their attention to onboard revenues to drive top line growth… New ships are now being designed with onboard revenue in mind."

– Wall Street Research, July 2017

…And Increasingly Collaborate With OSW to Grow Revenue

HISTORICAL COLLABORATION

ISOLATED SHORE-SIDE ENGAGEMENT

- H&W CENTER BRANDING & DESIGN
- SIGNAGE AND LIMITED MARKETING

NEW AREAS OF COLLABORATION

UNIFIED SHORE-SIDE AND ONBOARD COLLABORATION

- WEEKLY BUDGETING AND KPI REVIEW
- TARGETED MARKETING / PASSENGER DATABASES
- ENHANCED WEBSITE VISIBILITY & DESIGN
- DYNAMIC PRICING AND PRICE INCREASES
- OPERATIONAL SAIL SUPPORT (ONBOARD TRAINING)

Source: SEC Filings, Independent Consultant Studies, Wall Street Research

1. Based on three largest cruise operators.

26

UNDER-EXPLOITED H&W DESTINATION RESORT PLATFORM SUPPORTS SIGNIFICANT GLOBAL GROWTH Attractive New Unit Economics Relationships to Leverage Traditional Investment Model # of OSW H&W Total Resorts in Resort Partner Destination (1) Portfolio Resorts* Revenue ~$2 million 5 646 (2) 4-Wall Margin ~25% 3 716 (3) 3 214 4-Wall EBITDA ~$500K 3 62 Net Investment ~$2 million 2 47 2 16 Target Cash-on-Cash Return (Year 3): 25%+ 1 38 1 351 Global Training Platform Can Fuel Significant Growth 1 5 MARITIME RESORTS 1 115 UK South Africa India Indonesia 1,310 483 172 73 1 16 # Staff Trained at TOTAL OSW PARTNER H&W China Jamaica Australia Malaysia Facility in 23 2,226 DESTINATION RESORTS 2017 120 82 16 45 H&W DESTINATION 33,000+ RESORTS GLOBALLY +3,000 H&W CENTER PROFESSIONALS RECRUITED, SIGNIFICANT GLOBAL WHITESPACE EXISTS WITH TRAINED, AND MANAGED ANNUALLY OSW’S CURRENT RESORT PARTNER BRANDS * Denotes sort order. OSW resort count as of 11/01/2018. 2. Excludes Starwood Hotels. 27 1. Includes resorts / hotels with H&W centers. As of 12/31/2017. 3. Excludes Sheraton banner.

FINANCIAL OVERVIEW

STRONG, VISIBLE AND CONSISTENT REVENUE & EBITDA GROWTH WITH EXCEPTIONAL FREE CASH FLOW CONVERSION Historical & Projected Revenue Historical & Projected PF Adj. EBITDA1 ($M, FYE Dec.) ($M, FYE Dec.) $ 78 $668 $ 62 $535 $573 $ 53 $ 56 $476 $507 $ 49 $453 $ 45 2015A 2016A 2017A 2018E 2019E 2020E 2015A 2016A 2017A 2018E 2019E 2020E Ship EBITDA 152 156 157 163 168 196 10.0% 10.3% 10.5% 10.5% 10.9% 11.7% Count Margin Provides Outsized PF Adj. Net Income Growth² Exceptional Unlevered After-Tax Free Cash Flow³ ($M, FYE Dec.) ~$62M 2019E Adj. EBITDA $ 55.7 $ 38.7 ~90% $126M $ 32.3 Free Cash Flow Cumulative 2-Year Unlevered Conversion4 After-Tax Free Cash Flow (2019E-2020E) ~1% ~2% 2018E 2019E 2020E Avg. Capex as Historical Cash % of Revenue Tax Rate 1. 2015A-17A EBITDA adjusted for public company costs of $2.9mm (comparable to projection period). For pro forma adjusted EBITDA reconciliation, see appendix. 2. 2019 includes $1.5M addback for lost income due to renovation of Atlantis facility. 3. Unlevered After-Tax Free Cash Flow calculated as (Adjusted EBITDA – Avg. of 2015-20 Capex – Cash Taxes). 29 4. Unlevered After-Tax Free Cash Flow Conversion calculated as (Adjusted EBITDA less Avg. of 2015-20 Capex less Cash Taxes) / Adjusted EBITDA.

STRONG CASH FLOW VISIBILITY + GROWTH = DE-LEVERAGING PROFILE Projected Levered After-Tax Free Cash Flow1 Projected Net Leverage 3.9 x $ 54.6 3.0 x 1.7 x $ 31.9 $ 28.0 2018E 2019E 2020E Historical & Projected Capex 2018E 2019E 2020E ($M) 2015 2016 2017 2018E 2019E 2020E Maintenance Capex $1.3 $1.9 $1.1 $1.5 $1.0 $2.1 Growth $0.7 $0.3 $0.0 $4.0 $1.8 $2.7 Subtotal $2.0 $2.2 $1.1 $5.5 $2.9 $4.8 % of Sales 0.4% 0.5% 0.2% 1.0% 0.5% 0.7% EXCEPTIONAL FREE CASH FLOW DRIVES RAPID DE-LEVERAGING AND PROVIDES OPPORTUNITY One-Time Resort Capex $0.9 $0.9 $1.6 $5.8 $8.4 $0.2 TO RETURN CAPITAL TO SHAREHOLDERS Total Capex $2.9 $3.1 $2.7 $11.3 $11.3 $5.0 % of Sales 0.6% 0.7% 0.5% 2.1% 2.0% 0.8% 30 1. Levered After-Tax Free Cash Flow calculated as Operating Cash Flow less Capex less Change in NWC.

SUPERIOR AFTER-TAX FREE CASH FLOW

ONESPAWORLD
AT SEA. ON LAND.

Unlevered After-Tax Free Cash Flow Conversion[1]

MINIMAL NEW H&W CENTER CAPEX

- Cruise lines fund nearly all maritime health and wellness center buildout costs

ASSET-LIGHT MODEL

- OneSpaWorld does not own any of its maritime H&W centers – all major maintenance requirements funded by cruise lines

EFFECTIVE TAX RATE: ~2%

- Significant majority of income earned in international waters



~90%[2]
72%
63%
62%
62%
51%
9%
ONESPAWORLD AT SEA. ON LAND.
Highly Franchised Restaurants
Health & Wellness
Asset-Light Leisure
Best-in-Class Service
Asset-Heavy Leisure
Cruise

	OneSpaWorld	Highly Franchised Restaurants	Health & Wellness	Asset-Light Leisure	Best-in-Class Service	Asset-Heavy Leisure	Cruise
Capex as % of Revenue	1%	3%	5%	6%	3%	14%	28%
Effective Tax Rate	2%	21%	21%	21%	21%	21%	2%

Source: SEC filings, Wall Street research.

Note: Highly Franchised Restaurants includes YUM, QSR, DNKN, DPZ and PZZA. Health & Wellness includes WTW, LULU, EYE, NKE and PLNT. Asset-Light Leisure includes MAR, HLT, IHG, H, AC-FR and CHH. Best-in-Class Service includes BFAM, CTAS, ROL, ECL and SITE. Asset-Heavy Leisure includes MTN, SIX, PLYA, MGM, LVS and BEL. Cruise includes CCL, RCL and NCLH.

1. *Adjusted Unlevered After-Tax FCF Conversion calculated as (Adjusted EBITDA less Estimated Unlevered Cash Taxes less Capex) / Adjusted EBITDA. Average conversion shown by sector.*
2. *OneSpaWorld Adjusted Unlevered After-Tax Free Cash Flow Conversion calculated as (2019 Adjusted EBITDA less Avg. of 2015-20 Capex less Cash Taxes) / 2019E Adjusted EBITDA.*

31

LONG TERM TARGETS 2018E – 2020E CAGR Long Term Targets REVENUE GROWTH 12% MSD+ EBIT GROWTH 21% HSD to LDD EPS GROWTH 31% Mid-Teens Free Cash Flow Profile Provides Flexibility To Enhance Total Shareholder Return 32

TRANSACTION DETAILS

TRANSACTION OVERVIEW

ONESPAWORLD
AT SEA. ON LAND.

- Enterprise value of $851M (*16.3x 2019E P/E, 11.3x 2020E P/E*)
  - Pro forma net debt of $220M (*3.9x 2018E Net Leverage*)
  - Common stock private placement in the amount of $122M
  - Existing shareholder Steiner Leisure to be paid $637M in cash consideration and issued 14.8M of rollover shares at closing
- Transaction closing expected in Q1 of 2019
- Private placement led by Franklin Templeton and Neuberger Berman

Pro Forma Valuation

Illustrative Haymaker Share Price	$ 10.00
Pro Forma Shares Outstanding (mm)	63.1
Equity Value	$ 631
Net Debt	220
Enterprise Value	**$ 851**

Valuation Multiples	Metric	
2019 P / E	$ 38.7	16.3 x
2020 P / E	$ 55.7	11.3 x
2019 Levered FCF Yield	$ 31.9	5.1 %
2020 Levered FCF Yield	$ 54.6	8.7 %

Sources and Uses

Sources	Haymaker Cash in Trust Account	$ 330
	Selling Shareholder Equity Rollover	148
	Common Stock Private Placement	122
	New Net Debt[1]	220
	Sponsor Promote	30
	Total	**$ 851**
Uses	Cash Consideration to Selling Shareholders	$ 637
	Selling Shareholder Equity Rollover	148
	Haymaker Estimated Transaction Costs[2]	35
	Sponsor Promote	30
	Total	**$ 851**

Pro Forma Equity Ownership[3]

At Close


HYAC Founders
5%
Common PIPE Investors
19%
Selling Shareholders
24%
HYAC Class A Shareholders
52%

Post-Secondary[4]


HYAC Founders
5%
Selling Shareholders
15%
Common PIPE and Secondary Investors
28%
HYAC Class A Shareholders
52%

Note: Dollars in millions. FYE December. Assumes $20M Revolving Credit Facility, $195M of 1st Lien, and $25M of 2nd Lien. Selling shareholder rollover is prior to any contractual commitments to sell rollover shares. Excludes interest earned on cash in trust. Excludes a total of 6.6M deferred shares to sponsor (converted from HYAC Founders' shares) and selling shareholders, which vest at $20.00 per share (adjusted for dividends to shareholders).

1. *Assumes RCF draw of ~$8M at close to fund purchase of OSW cash.*
2. *Estimated transaction costs include new debt financing fees, private placement fees, original deferred underwriting discount and other advisory and diligence related fees.*
3. *Pro forma share count includes 33.0M HYAC Class A shares outstanding, 3.0M HYAC Founders' shares, 12.2M shares issued to PIPE investors, and 14.8M rollover shares issued to selling shareholders. Excludes 16.5M HYAC IPO warrants and 8.0M Founders' warrants with $11.50 strike price. 3.65M HYAC Founders' shares to be cancelled as part of transaction.*
4. *Reflects 5.6M secondary shares for which there are contractual commitments.*

34

VISIBLE GROWTH WITH DIFFERENTIATED POSITIONING Favorable industry tailwinds, attractive competitive positioning, and strong financial characteristics Best-in-Class Consumer Highly Asset-Light Asset-Heavy Service Health & Franchised Cruise Leisure Leisure Operators Wellness Restaurants Secular Growth Dominant Market Share Moated Model Revenue Visibility Variable Cost Structure and Minimal Marketing Spend Asset-Light Tax Advantaged Less “Amazon-able” 35

TRANSACTION OVERVIEW: HIGHLY ATTRACTIVE FINANCIAL PROFILE AT COMPELLING VALUATION Attractive Growth and Cash Flows Valuation Is at an Attractive Discount 2018-20 Revenue CAGR 2019 P/E 11.8% 11.6% 29.9 x 26.4 x 6.2% 6.0% 19.0 x 16.3 x Best-in-Class Health & Wellness Asset-Light Leisure Service Operators 2018-20 EPS CAGR Best-in-Class Health & Wellness Asset-Light Leisure Service Operators 31.4% 20.4% 14.3% 12.9% 2020 P/E 25.3 x Best-in-Class Health & Wellness Asset-Light Leisure 22.1 x Service Operators 16.7 x 11.3 x 2019 Unlevered FCF Conversion¹ ~90% 71.3% 61.3% 66.6 % Best-in-Class Health & Wellness Asset-Light Leisure Service Operators Best-in-Class Health & Wellness Asset-Light Leisure Service Operators Note: Dollars in millions. FYE December. Market data as of 1/4/2019. All estimates calendarized to December. Best-in-Class Service Operators (median) include BFAM, CTAS, ECL, ROL, SITE. Health & Wellness (median) include WTW, PLNT, EYE, NKE, LULU. Asset-Light Leisure (median) include ENXTPA:AC, CHH, H, HLT, LSE:IHG, MAR. 36 1. Free Cash Flow defined as Adjusted EBITDA less capex and cash taxes.

RECONCILIATION OF PRO FORMA ADJUSTED EBITDA

ONESPAWORLD
AT SEA. ON LAND.

OSW recently completed a financial audit in compliance with PCAOB standards – the table below reconciles Pro Forma Adjusted EBITDA

($ in Thousands)	2015A	2016A	2017A
Income from Operations	**$23,526**	**$23,617**	**$38,298**
(-) Noncontrolling Interest [1]	$(2,490)	$(3,261)	$(2,109)
(+) Management Adjustments [2]	$59	$270	$(1,208)
(+) Related Party Adjustments [3]	$20,145	$18,953	$9,925
(+) Depreciation & Amortization	$6,291	$12,884	$9,829
(-) timetospa.com Adjustment [4]	$(931)	$(1,388)	$(805)
(+) Stock-based Compensation [5]	$1,119	–	–
(+) Prepaid Expense Addback [6]	$430	$671	$1,972
Adjusted EBITDA	**$48,149**	**$51,746**	**$55,902**
(-) Incremental Public Company Costs	$(2,863)	$(2,863)	$(2,863)
Pro Forma Adjusted EBITDA	**$45,286**	**$48,883**	**$53,039**

1. *Noncontrolling Interest refers to amounts paid to a joint venture partner of OSW.*
2. *Management Adjustments refers to adjustments for certain one-time income or expenses and reflects timing discrepancies for certain cash income or expense items.*
3. *Related Party Adjustments refers to adjustments to reflect the impact of agreements with related parties for the full periods presented.*
4. *As a result of its planned separation from Steiner Leisure, OSW Predecessor is no longer operating timetospa.com as a standalone e-commerce business with focused marketing efforts and paid search advertising, as it had operated the channel through December 31, 2017. Refer to Form S-4 for additional detail.*
5. *Stock-based Compensation refers to an addback for an incentive compensation plan in place prior to L Catterton's acquisition of Steiner Leisure.*
6. *Prepaid Expense Addback refers to non-cash expenses incurred in connection with certain contracts.*

37